SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 18, 2015
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
__________________

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On March 18, 2015, the Board of Directors of Principal Financial Group, Inc. (the “Company”) elected Roger C. Hochschild as a new director of the Company and of Principal Life Insurance Company, effective immediately. There is no arrangement or understanding between Mr. Hochschild and any other person pursuant to which Mr. Hochschild was selected as a director. Mr. Hochschild has no material interest in any prior, existing or proposed transaction or series of transactions with the Company or its management.

Effective with the next regularly scheduled meetings to be held in May, Mr. Hochschild will serve as a member of the Audit and Human Resources Committees of the Board of Directors.  Mr. Hochschild’s compensation as a non-employee director will be consistent with that provided to all Company non-employee directors, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission.  Pursuant to the established compensation program for non-employee directors, Mr. Hochschild will receive a pro-rated grant of Company restricted stock units which will be determined based upon the closing price of Company stock on April 1, 2015, the effective date of the grant.

A press release announcing Mr. Hochschild’s election is included herewith as Exhibit 99.

Item 9.01    Financial Statements and Exhibits

Exhibit 99	Press Release Concerning Election of Roger C. Hochschild, dated March 20, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By:	/s/ Karen E. Shaff

Name:	Karen E. Shaff

Title:	Executive Vice President, General Counsel
and Secretary

Date:    March 20, 2015